UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 2, 2015, Mondelēz International, Inc. completed transactions to combine our wholly owned coffee businesses (including our coffee portfolio in France) with those of D.E Master Blenders 1753 B.V. (“DEMB”) to create a new company, Jacobs Douwe Egberts (“JDE”).

Upon closing, the consideration we received for our coffee businesses was €3.8 billion ($4.2 billion U.S. dollars as of July 2, 2015) and a 43.5 percent equity interest in JDE. Acorn Holdings B.V., owner of DEMB, holds a 56.5% share in JDE. The cash and equity consideration we received was adjusted from previous estimates to reflect our retaining our interest in a Korea-based joint venture, Dongsuh Foods Corporation. During the second quarter of 2015, we also completed the sale of our interest in a Japanese coffee joint venture, Ajinomoto General Foods, Inc. (“AGF”). In lieu of contributing our interest in the AGF joint venture to JDE, we contributed the net cash proceeds from the sale, and the transaction did not change the consideration received for our global coffee businesses.

The total amount of cash and equity consideration we expect to receive is subject to further adjustment based on the final valuation, net assets and shares in our businesses contributed to JDE and final sales price adjustments. We expect to finalize the sales price and related adjustments by the end of the second quarter of 2016. As a result, the final amount of consideration we receive and the gain we recognize on the divestiture may change materially until we conclude these matters.

Following the transactions, Mondelēz International is an even more focused snacking company, with approximately 85% of net revenues derived from biscuits, chocolate, gum and candy. By retaining a significant stake in JDE, we will also continue to have a significant contribution from the coffee category. We plan to reflect our divested historical coffee results and future equity earnings from JDE in results from continuing operations as the coffee category continues to be a significant part of our strategy and net earnings.

Our unaudited pro forma financial information giving effect to the divestiture of our global coffee business is attached as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

On July 2, 2015, we and DEMB issued a joint press release announcing the completion of the coffee business transactions. A copy of the press release is furnished as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Global Contribution Agreement by and among Mondelēz International Holdings, LLC, Acorn Holdings B.V., Charger Top HoldCo B.V. and Charger OpCo B.V., dated May 7, 2014 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2014).*

10.2	Shareholders’ Agreement by and among Mondelēz International Holdings, LLC, Delta Charger HoldCo B.V. and Charger Top HoldCo B.V., dated May 7, 2014 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2014).*

99.1	Unaudited Pro Forma Consolidated Financial Information and accompanying notes.

99.2	Press Release, dated July 2, 2015.

*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and have been separately filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

Date: July 8, 2015

/s/ Brian T. Gladden
Name:	Brian T. Gladden
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Global Contribution Agreement by and among Mondelēz International Holdings, LLC, Acorn Holdings B.V., Charger Top HoldCo B.V. and Charger OpCo B.V., dated May 7, 2014 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2014).*

10.2	Shareholders’ Agreement by and among Mondelēz International Holdings, LLC, Delta Charger HoldCo B.V. and Charger Top HoldCo B.V., dated May 7, 2014 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2014).*

99.1	Unaudited Pro Forma Consolidated Financial Information and accompanying notes.

99.2	Press Release, dated July 2, 2015.

*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and have been separately filed with the SEC.